                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): JULY 23, 1999
                                                           -------------


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                       0-23150                    04-2987600
-------------                       -------                    ----------
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
         -----------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


         Registrant's telephone number, including area code: (978) 777-4247
                                                             --------------



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ITEM 5.   OTHER EVENTS.

         On July 23, 1999, the Registrant publicly disseminated a press release announcing its 1999 second quarter and year-to-date results.

         Revenues for the Registrant's second quarter ended June 30, 1999 were $5,107,000, slightly less than the $5,304,000 reported in the comparable quarter for 1998. For the first half of 1999, total revenues increased 37 percent to $9,555,000 from $7,001,000 reported for the first six months of 1998. The increase in revenues for the first six months was due primarily to revenue derived from the recognition of revenue from the sale of Ibis 1000 implanters and a 31 percent increase in wafer product sales.

         Net income for the second quarter of 1999 was $248,000 or $0.03 per share, compared to $86,000, or $0.01 per share, in the comparable period for 1998. For the six months ended June 30, 1999, net income was $494,000, or $0.07 per share, compared to a net loss of $823,000, or $0.12 per share, in the comparable period a year ago.

         The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.


Exhibit
Number            Description
------            -----------
 99.1        The Registrant's Press Release dated July 23, 1999.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               IBIS TECHNOLOGY CORPORATION
                               -------------------------------------------------
                                        (Registrant)



Date: July 23, 1999            By: /s/ Debra L. Nelson
                                   ---------------------------------------------
                                       Debra L. Nelson, Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit                                                            Sequential
Number                     Description                             Page Number
------                     -----------                             -----------
99.1                       The Registrant's Press Release               5
                           dated July 23, 1999














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